Exhibit 1.4

(Translation)

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

(Amended as of April 19, 2007)

KONAMI CORPORATION

(Translation)

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

OF

KONAMI CORPORATION (the “Company”)

Article 1.    (Purpose)

These regulations of the Board of Corporate Auditors (these “Regulations”) provide for matters concerning the Corporate Auditors and the Board of Corporate Auditors, in accordance with the laws and regulations and the Articles of Incorporation.

Article 2.    (Powers etc. of the Board of Corporate Auditors)

1.	The Board of Corporate Auditors shall consist of all the Corporate Auditors.

2.	The Corporate Auditors shall perform the following duties; provided, however, that decisions made pursuant to item (iii) below shall not interfere with any exercise of powers by the Corporate Auditors:

i)	Preparation of the Audit Report;

ii)	Election and dismissal of the Standing Corporate Auditors; and

iii)	Decisions on audit policy, methods of investigating the state of business operations and assets of the Company and other matters concerning the Corporate Auditors execution of their duties.

3.	The Board of Corporate Auditors shall select the Standing Corporate Auditors from among the Corporate Auditors.

4.	Each Corporate Auditor shall, upon request by the Board of Corporate Auditors, report on the performance of its duties to the Board of Corporate Auditors.

Article 3.    (Duties of the Special Corporate Auditors)

1.	The Board of Corporate Auditors may appoint Special Corporate Auditors. If no Special Corporate Auditor is appointed, all Corporate Auditors shall be Special Corporate Auditors.

2.	The Special Corporate Auditor shall notify the Special Director of the substance of the Audit Report of the Board of Corporate Auditors, on or before the latest of the following:

i)	the day after four weeks has passed from the date on which the business report was received;

ii)	the day after one week has passed from the date on which the supporting schedule for the business report was received; or

iii)	the day agreed between the Special Director and the Special Corporate Auditor.

3.	The Special Corporate Auditor shall be informed by the Accounting Auditor of the substance of the Accounting Audit Report regarding financial documents for the relevant fiscal year, and the supporting schedule thereof, on or before the latest of the following:

i)	the day after four weeks has passed from the date on which such financial documents were received in full;

ii)	the day after one week has passed from the date on which the supporting schedules of such financial documents were received; or

iii)	the specified day, if any, agreed between the Special Director, the Special Corporate Auditor and Accounting Auditor.

4.	The Special Corporate Auditors shall inform the Special Director and the Accounting Auditor of the substance of the Audit Report in accordance with its classification below:

i)	for Audit Reports regarding financial documents other than consolidated financial documents, notification shall be by the latter of the following:

(a)	the day after one week has passed from the date on which the Accounting Audit Report was received; or

(b)	the specified day, if any, agreed between the Special Director and the Special Corporate Auditors.

ii)	for Audit Reports regarding consolidated financial documents, notification shall be by the specified day, if any, agreed between the Special Director and the Special Corporate Auditors; if no such day is specified, then notification shall be by a day after one week has passed from the date on which the Accounting Audit Report was received.

Article 4.    (Holding of Meetings)

1.	The meetings of the Board of Corporate Auditors shall include the ordinary meetings of the Board of Corporate Auditors and the extraordinary meetings of the Board of Corporate Auditors.

2.	The ordinary meetings of the Board of Corporate Auditors shall be held at least four (4) times every fiscal year. Dates and time of the meetings for each such year shall be discussed and determined by the Board of Corporate Auditors.

3.	The extraordinary meetings of the Board of Corporate Auditors may be held from time to time when necessary.

Article 5.    (Person Convening Meetings and Chairperson)

1.	Meetings of the Board of Corporate Auditors shall be convened by any of the Corporate Auditors.

2.	Meetings of the Board of Corporate Auditors may have a chairperson in charge thereof.

Article 6.    (Convocation Procedure)

1.	Notice of the convocation of the meetings of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor by three (3) days prior to the date of such meetings; provided, however, that a shorter notice period is permissible if required in urgent cases.

2.	The Board of Corporate Auditors may be held without convening procedures with the consent of all the Corporate Auditors.

Article 7.    (Method of Resolution)

Resolutions of the Board of Corporate Auditors shall be adopted by a majority vote of all the Corporate Auditors.

Article 8.    (Resolutions on Audit Policy, etc.)

1.	The audit policy, audit plan, audit method, allocation of audit duties and budget for audit expenses, etc. shall be discussed and resolved by the Board of Corporate Auditors; provided, however, that such resolution shall not interfere with any exercise of powers by the Corporate Auditors.

2.	In addition to the preceding paragraph, the Board of Corporate Auditors may resolve matters which each Corporate Auditor deems necessary upon performing its duties at the meetings of the Board of Corporate Auditors.

Article 9.    (Resolutions on Internal Control Systems)

The Board of Corporate Auditors may discuss the details of the following systems, and determine the matters for which requests will be made to the Director who is in charge of such system:

i)	matters regarding employees assisting Corporate Auditors in their duties;

ii)	matters regarding the independence of employees referred to in preceding item from Directors;

iii)	systems of reporting to Corporate Auditors by Directors and employees and other system regarding reporting to Corporate Auditors; and

iv)	other systems for ensuring effective audit by Corporate Auditors.

Article 10.    (Preparation of the Audit Report)

1.	The Corporate Auditors shall audit the Directors’ execution of their duties. In so doing, the Corporate Auditors shall prepare the Audit Report in accordance with the provisions of the following paragraphs.

2.	The Corporate Auditors shall, in order to properly perform their duties, communicate with the following parties, and seek to collect information from, and improve the auditing environment of, the following parties:

i)	Directors and the employees of the Company;

ii)	Directors and the employees of subsidiaries of the Company; and

iii)	any other person with whom the Corporate Auditors should communicate in the proper performance of its duties.

3.	The provisions of the preceding paragraph shall not be interpreted as allowing for the creation and maintenance of relationships likely to cause the Corporate Auditors to be unable to hold a fair and unbiased attitude and independent position.

4.	Each Corporate Auditor shall, in the performance of its duties, seek if necessary to communicate and exchange information with other Corporate Auditors of the Company, the Corporate Auditors of subsidiaries and other persons equivalent thereto.

Article 11.    (Reports to the Board of Corporate Auditors)

1.	Each Corporate Auditor shall, from time to time, report on the performance of its duties to the Board of Corporate Auditors. Each Corporate Auditor, whenever requested by the Board of Corporate Auditors, shall report to the Board of Corporate Auditors.

2.	If a Corporate Auditor receives a report from the Accounting Auditor, Directors, employees of the internal audit department or any other person, it shall report the same to the Board of Corporate Auditors.

3.	The Board of Corporate Auditors shall, whenever necessary, receive reports from the Accounting Auditor, Directors, employees of the internal audit department or any other person.

4.	In relation to preceding three paragraphs, if any of the Corporate Auditors, the Accounting Auditor, Directors, employees of the internal audit department or any other person has notified all members of the Board of Corporate Auditors of matters to be reported to the Board of Corporate Auditors, such matters are not required to be reported at the meeting of the Board of Corporate Auditors.

Article 12.    (Treatment of Special Reports)

The Board of Corporate Auditors shall conduct necessary investigations and take appropriate measures according to the situation, if it is informed of any of the following matters:

i)	report from any of the Directors to the effect that there has been detection of matters which may cause significant damage to the Company; or

ii)	report by the Accounting Auditor to the effect that there has been detection of misconduct by a Director in connection with the execution of its duties or other material facts which contravene laws, regulations or provisions of the Articles of Incorporation.

Article 13.    (Preparation of the Audit Reports of the Corporate Auditors in relation to the Business Report, etc.)

Corporate Auditors shall, having received the Business Report and supporting schedule thereof, each prepare a respective Audit Report including the following content:

i)	Method and substance of the audit by the Corporate Auditor (excluding audits on financial statements. Hereinafter the same in this paragraph);

ii)	Opinion on whether the Business Report and supporting schedule thereof indicate accurately the condition of the Company in conformity with the laws and regulations and the Articles of Incorporation;

iii)	If there is any misconduct or material facts in violation of laws or ordinances or the Articles of Incorporation with respect to the performance of duties by the Directors, such fact;

iv)	If an investigation necessary for audit could not be conducted, the effect and reason thereof;

v)	Regarding matters provided for in Article 118, item 2 (Building of Internal Control System) of the Enforcement of Regulations of the Companies Act (excluding matters the subject of audit), if Corporate Auditors ascertain that such are in substance not appropriate, the effect and reason thereof;

vi)	If the Business Report contains matters provided for in Article 127 (Basic Policy on Control of a Company) of the Enforcement of Regulations of the Companies Act, opinion on such matters; and

vii)	Date of preparation of the Audit Report.

Article 14.    (Preparation of the Audit Report of the Board of Corporate Auditors in relation to the Business Report, etc.)

1.	The Audit Report of the Board of Corporate Auditors in relations to the Business Report, etc. (the “Audit Report of the Board of Corporate Auditors” in this Article) shall be prepared by the Board of Corporate Auditors based on the Audit Reports prepared by the Corporate Auditors as provided for in the preceding Article (the “Audit Report of the Corporate Auditor” in this Article).

2.	The Audit Report of the Board of Corporate Auditors shall address the matters which follow below. If the Audit Report of a Corporate Auditor is, on any of these matters, different in substance from that of an Audit Report of the Board of Corporate Auditors, the content of the Audit Report of the Corporate Auditor regarding such matter shall be included in the Audit Report of the Board of Corporate Auditors.

i)	Method and substance of the audit by the Corporate Auditor and the Board of Corporate Auditors;

ii)	Matters set forth in item (ii) to item (vi) in preceding Article; and

iii)	Date of preparation of the Audit Report of the Board of Corporate Auditors.

3.	When preparing the Audit Report of the Board of Corporate Auditors, the Board of Corporate Auditors shall, on one or more occasions, make deliberations as to the substance of said report (excluding any additional content, the subject of latter part of preceding paragraph) by means of meetings or by telecommunications that enable simultaneous exchange of opinions.

4.	Each Corporate Auditor shall sign and affix its seal (including electronic signature) to the Audit Report of the Board of Corporate Auditors. Any Standing Corporate Auditors and Outside Corporate Auditors shall indicate his/her title as such on the Audit Report.

Article 15.    (The Audit Report of the Corporate Auditor in relation to the Financial Documents and the Accounting Audit Report)

Corporate Auditors shall, once having received the Financial Documents and the Accounting Audit Report, each prepare an Audit Report containing the following contents:.

i)	Method and substance of the audit by the Corporate Auditor;

ii)	If an audit method or result of the Accounting Auditor is not considered appropriate, the effect and reason thereof;

iii)	Material subsequent events (excluding the matters contained in the Accounting Audit Report);

iv)	Matters in relation to a system for ensuring appropriate execution by Accounting Auditors of their duties;

v)	If an investigation necessary for audit could not be conducted, that effect and reason thereof;

vi)	Date of preparation of the Audit Report.

Article 16.    (The Audit Report of the Board of Corporate Auditors in relation to the Financial Documents and the Accounting Audit Report)

1.	The Board of Corporate Auditors shall prepare the Audit Report of the Board of Corporate Auditors in relation to the Financial Documents and the Accounting Audit Report (the “Audit Report of the Board of Corporate Auditors” in this Article) based on the Audit Report prepared by the Corporate Auditor as provided for in preceding Article (the “Audit Report of the Corporate Auditor” in this Article).

2.	The Audit Report of the Board of Corporate Auditors shall address the matters which follow below. If the Audit Report of a Corporate Auditor is, on any of these matters, different in substance from that of an Audit Report of the Board of Corporate Auditors, the content the Audit Report of the Corporate Auditor regarding such matter shall be included in the Audit Report of the Corporate of the Board of Corporate Auditors.

i)	Method and substance of the audit by the Corporate Auditor and the Board of Corporate Auditors;

ii)	Matters set forth in item (ii) to item (vi) in preceding Article; and

iii)	Date of preparation of the Audit Report of the Board of Corporate Auditors.

3.	When preparing the Audit Report of the Board of Corporate Auditors, the Board of Corporate Auditors shall, on one or more occasions, make deliberations as to the substance of said report (excluding any additional content, the subject of the latter part of the preceding paragraph) by means of meetings or by telecommunications that enable simultaneous exchange of information.

4.	Each Corporate Auditor shall sign and affix its seal (including electronic signature) to the Audit Report of the Board of Corporate Auditors. Any Standing Corporate Auditors and the Outside Corporate Auditors shall indicate his/her title as such on the Audit Report.

Article 17.    (Consent concerning Election of Corporate Auditors)

1.	Unless the Board of Corporate Auditors consents, a Director may not submit to the general meetings of shareholders a proposal concerning election of Corporate Auditors.

2.	The Board of Corporate Auditors may request that matters concerning election of Corporate Auditors be included on the agenda of the general meetings of shareholders or request that such matters be submitted as a proposal to a general meetings of shareholders.

3.	Any election of a substitute Corporate Auditor shall be in conformity with the preceding two paragraphs.

Article 18.    (Matters concerning Election, etc. of the Accounting Auditor)

1.	Unless the Board of Corporate Auditors consents, the Director may not do any of the following:

i)	make submission of a proposal to the general meeting of shareholders, concerning election of the Accounting Auditor;

ii)	include matters concerning dismissal of Accounting Auditor on the agenda of the general meetings of shareholders; or

iii)	include matters concerning non-reappointment of the Accounting Auditor on the agenda of the general meetings of shareholders.

2.	The Board of Corporate Auditors may request the following of Directors:

i)	submission of a proposal to the general meetings of shareholders, concerning election of the Accounting Auditor;

ii)	inclusion of matters concerning election or dismissal of Accounting Auditor on the agenda of the general meetings of shareholders; or

iii)	inclusion of matters concerning non-reappointment of the Accounting Auditor on the agenda of the general meetings of shareholders.

3.	In case of vacancy in the position of Accounting Auditor, if a party is not promptly elected to such position, the Board of Corporate Auditors shall appoint a person who will temporarily assume the duties of the Accounting Auditor.

Article 19.    (Dismissal of the Accounting Auditor by the Board of Corporate Auditors)

1.	The Board of Corporate Auditors may dismiss the Accounting Auditor in any of the following circumstances:

i)	the Accounting Auditor breaches or is negligent in its duties;

ii)	the Accounting Auditor engages in conduct unbecoming its position as Accounting Auditor; or

iii)	the Accounting Auditor has difficulty in performing its duties due to its physical or mental trouble.

2.	Any dismissal made under the preceding paragraph shall be by the consent of all the Corporate Auditors.

3.	If the Accounting Auditor is dismissed subject to a provision of paragraph 1 above, the Corporate Auditor elected by the Board of Corporate Auditors shall report this fact and the reason for the dismissal, to the shareholders’ meeting convened immediately after such dismissal.

Article 20.    (Matters concerning the Execution by the Accounting Auditor of its Duties)

The Accounting Auditor shall, at the time of notifying the Special Corporate Auditors of the substance of the Accounting Audit Report, also notify it regarding the following matters relating to the Accounting Auditor (or, if nothing is specified regarding such matters, notice to that effect); provided, however, that this shall not be applicable if all the Corporate Auditors are already aware of such matters.

i)	matters in relation to independence and other matters in relation to compliance with laws and regulations and provision concerning audit;

ii)	matters in relation to the policies on audit and audit-related obligations, and for entering into and continuance of agreements entrusting such obligations; and

iii)	other matters in relation to the system for ensuring appropriate performance of duties of the Accounting Audit.

Article 21.    (Prior Approval)

In order to ensure the independence of an Auditing Firm, etc. as required by the Sarbanes-Oxley Act of 2002 and the regulations of the Securities and Exchange Commission of the United States, the Company and any Specified Related Company shall, when receiving from an Auditing Firm, etc. the provision of audit services or non-audit services, have a resolution therefor adopted by the Board of Corporate Auditors or obtain the approval of the Corporate Auditor(s) appointed by the Board of Corporate Auditors in advance of receipt of the provision of such services. The terms “Specified Related Company”, “Auditing Firm, etc.” and “Corporate Auditor(s) appointed by the Board of Corporate Auditors” shall have the meanings ascribed thereto in the Rules on the Application of the Regulations of the Board of Corporate Auditors, and any specific policies and procedures for obtaining the prior approval shall be subject to the provisions of such Rules.

Article 22.    (Consent concerning the Partial Exculpation of from Liability, etc. of Directors)

Consent to the following matters shall require a unanimous resolution of the Board of Corporate Auditors:

i)	submission to the general meeting of shareholders of a proposal concerning partial exculpation from liability of any Directors;

ii)	submission to the general meeting of shareholders of a proposal concerning amendment to the Articles of Incorporation to permit partial exculpation from liability of any Directors by resolution of the Board of Directors;

iii)	submission to the general meeting of shareholders of a proposal concerning partial exculpation from liability of any Directors pursuant to the Articles of Incorporation; or

iv)	submission to the general meeting of shareholders of a proposal concerning amendment to the Articles of Incorporation to permit Outside Directors to enter into an agreement on partial exculpation from liability.

2.	Consent stipulated in preceding paragraph may, where required in urgent cases, be made in writing or by electromagnetic record.

Article 23.    (Representative of the Company in Lawsuits between the Company and a Director)

If the Company sues a Director, or a Director sues the Company, the Corporate Auditor shall represent the Company in any such lawsuit.

Article 24.    (Consent to Supplementary Participation)

1.	The Company may participate in any derivative lawsuits in assistance to defendant Directors, only if all the Corporate Auditors consent.

2.	The consent stipulated in preceding paragraph may, where required in urgent cases, be made in writing or by electromagnetic record.

Article 25.    (Consultation concerning Exercising Powers etc. of the Corporate Auditors)

The Corporate Auditors may consult a meeting of the Board of Corporate Auditors about the following matters prior to exercise of their powers or performance of their duties:

i)	Requesting Directors or other employees to report on business, and conducting investigation of the state of Company operations and assets;

ii)	Requesting subsidiaries to report on business, and conducting investigation of the state of subsidiary company operations and assets;

iii)	Reporting to the Board of Directors and requests for convocation of a meeting of the Board of Directors;

iv)	Attend meetings of the Board of Directors and providing opinions when deemed necessary;

v)	Conducting investigation of proposals, documents or other matters to be submitted to the general meetings of shareholders and reporting to the general meetings of shareholders, if necessary;

vi)	Requests for suspension of actions by Directors that are beyond the purpose of the Company or in violation of laws or regulations or the Articles of Incorporation;

vii)	Raising objections regarding omission of resolution by the Board of Directors;

viii)	Matters related to litigation;

ix)	Explanation responding to inquiries notified to Corporate Auditors by a shareholder prior to the general meetings of shareholders; or

x)	Providing opinions concerning nomination, dismissal, resignation and remuneration, etc. of any Corporate Auditor at the general meetings of shareholders.

Article 26.    (Remuneration, etc. of Corporate Auditors)

1.	Remuneration, etc. of the Corporate Auditors shall be determined by resolution of the meetings of shareholders if the amount is not stipulated in the Articles of Incorporation.

2.	If the remuneration, etc. of the Corporate Auditors is not stipulated in the Articles of Incorporation nor resolved at a meeting of shareholders, it shall be determined by discussion of the Board of Corporate Auditors.

3.	Each of the Corporate Auditors may state its opinion in relation to remuneration, etc. of the Corporate Auditors.

Article 27.    (Minutes)

1.	The Board of Corporate Auditors shall prepare the minutes of meetings of the Board of Corporate Auditors, which shall include the following matters and shall bear the signatures and seal impressions (including electronic signatures) of the Corporate Auditors present at such meetings. Such minutes shall be in written form or recorded electronically.

i)	Date and place of the meeting of the Board of Corporate Auditors (including the manner of participation of Corporate Auditors, Directors or the Accounting Auditor, who were not present at the place of the meeting);

ii)	Summary of the proceedings of the meetings and the results thereof; and

iii)	In the event that any opinions or remarks were made at a meeting of the Board of Corporate Auditors with respect to the following matters, an outline of such opinions or remarks:

(a)	report from a Director to the effect that there has been detection of matters that may cause significant damage to the Company; or

(b)	report by the Accounting Auditor to the effect that there has been detection of misconduct by a Director with respect to the execution of his/her duties or any other material facts which contravene the provisions of laws, regulations or the Articles of Incorporation.

iv)	names of the Directors and the Accounting Auditor present at the meeting of the Board of Corporate Auditors;

v)	name of the chairperson of the Board of Corporate Auditors, if any.

2.	Corporate Auditor(s) who participate in resolutions of the Board of Corporate Auditors meeting and do not have their objections recorded in the minutes provided for in paragraph 1 of this Article shall be presumed to have agreed to such resolution.

3.	If it is deemed unnecessary to report certain matters to the Board of Corporate Auditors pursuant to Article 11, paragraph 4 hereof, minutes containing each of the following shall be prepared:

i)	Nature of the matters that were deemed unnecessary to be reported to the Board of Corporate Auditors;

ii)	Date on which it was deemed unnecessary for the matters to be reported to the Board of Corporate Auditors; and

iii)	Names of the Corporate Auditors who prepared the minutes in performance of their duty.

4.	The Company shall keep the minutes set forth in the preceding paragraph at its head office for ten (10) years.

Article 28.    (Administration Office of the Board of Corporate Auditors)

The Administrative Operating Officer shall be in charge of convocation of the meetings of the Board of Corporate Auditors, preparation of minutes thereof and other clerical matters concerning the administration of the Board of Corporate Auditors.

Article 29.    (Audit Standard of the Corporate Auditors)

Matters in relation to audit of the Board of Corporate Auditors and the Corporate Auditors are subject to the audit standard of the Corporate Auditors determined by the Board of Corporate Auditors, as well as laws and regulations or the Articles of Incorporation or matters stipulated in this Regulations of the Board of Corporate Auditors.

SUPPLEMENTARY PROVISION

Article 1.    (Date of Enforcement)

These Regulations shall take effect as of June 29, 1994.

SUPPLEMENTARY PROVISION

Article 2.    (Amendment and Enforcement)

Any amendment to, and abolition of, these Regulations shall be made by the Board of Corporate Auditors.

(Partial amendment was made as of September 30, 1994, July 21, 2000, July 19, 2001, July 18, 2002, August 22, 2002, September 18, 2003, July 27, 2006, November 7, 2006, and April 19, 2007)